Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Statement on Schedule 13D relating to the beneficial ownership of the Common Stock, $0.001 par value per share, of Endeavour International Corporation, and any further amendments thereto, is being filed with the Securities and Exchange Commission on behalf of each of them. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 24, 2014

TALISMAN REALTY CAPITAL MASTER, L.P.

By:	Talisman Group GP, L.L.C., its General Partner

By:	/s/ Jason Taubman Kalisman
Name:	Jason Taubman Kalisman
Title	Chief Executive Officer

TALISMAN GROUP GP, L.L.C.

By:	/s/ Jason Taubman Kalisman
Name:	Jason Taubman Kalisman
Title	Chief Executive Officer

TALISMAN GROUP INVESTMENTS, L.L.C.

By:	/s/ Jason Taubman Kalisman
Name:	Jason Taubman Kalisman
Title	Chief Executive Officer

THE TALISMAN GROUP, L.L.C.

By:	/s/ Jason Taubman Kalisman
Name:	Jason Taubman Kalisman
Title	Chief Executive Officer

TALISMAN FAMILY, L.L.C.

By:	/s/ Jason Taubman Kalisman
Name:	Jason Taubman Kalisman
Title	Chief Executive Officer

/s/ Jason Taubman Kalisman
Name:	Jason Taubman Kalisman